DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2014

- Domestic System-Wide Same-Store Sales Increases 1.9% with Company Same-Store Sales Growing 3.7% -
- Generated $11.6 million of Free Cash Flow* and Repurchased 2.3 Million Shares -
- Raises 2014 Annual Guidance -

SPARTANBURG, S.C., July 28, 2014 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its second quarter ended June 25, 2014.

Second Quarter Summary

•	Domestic system-wide same-store sales increased 1.9%, comprised of a 3.7% increase at company restaurants and 1.7% increase at domestic franchised restaurants.

•	43 remodels were completed at company and franchise restaurants, including 30 in the new Heritage image.

•	Adjusted EBITDA* of $21.1 million, or 18.4% of total operating revenue, increased $1.1 million compared with the prior year quarter.

•	Net Income of $8.3 million, or $0.09 per diluted share, increased 33.5% compared with the prior year quarter Net Income of $6.2 million, or $0.07 per diluted share.

•	Adjusted Net Income per Share* increased 15.7% compared with the prior year quarter.

•	Generated $11.6 million of Free Cash Flow* after remodel investments at company restaurants.

•	Repurchased 2.3 million shares for $14.9 million with 5.6 million authorized shares remaining at the end of the second quarter.

*
Adjusted Net Income excludes debt refinancing charges, impairment charges and gains on sales of assets and other. Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

John Miller, President and Chief Executive Officer, stated, “We generated another quarter of growing franchise and company same-store sales as we continue to build on the positive momentum from our brand revitalization. Our America’s Diner strategy, supported by our newly launched Heritage remodel program, continues to resonate with our guests and our franchisees. The investments we are making in our remodel program contributed to our company restaurants growing same-store guest traffic for the second consecutive quarter. We remain focused on driving long-term shareholder value through our brand revitalization strategy. Our strong balance sheet and free cash flow enables us to prudently allocate capital between reinvesting in the brand and returning value to shareholders.”

Second Quarter Results

Denny’s total operating revenue, including company restaurant sales and franchise and license revenue, was $114.6 million resulting from a reduction in both company restaurant sales and franchise and license revenue. Franchise and license revenue was $33.5 million compared with $33.7 million due to a decrease in occupancy revenue, partially offset by an increase in royalty revenue from nine additional equivalent franchised restaurants. Company restaurant sales were $81.1 million compared with $82.8 million due to five fewer equivalent company restaurants. The reduction in equivalent company restaurants includes the impact of the previously announced temporary closure for the reconstruction of the highest volume restaurant located in Las Vegas and temporary closures for remodeling restaurants. The decrease in company restaurant sales was partially offset by a 3.7% increase in same-store sales during the quarter.
Denny’s opened three franchised restaurants in the second quarter of this year and closed six system restaurants (five franchised and one company) bringing the total restaurant count to 1,693, comprised of 160 company restaurants and 1,533 franchised restaurants.
Franchise operating margin was $22.8 million, or 68.2% of franchise and license revenue, an increase of 2.5 percentage points. This improvement was primarily due to an increase in royalties. Company restaurant operating margin of $11.5 million, or 14.2% of company restaurant sales, expanded 0.5 percentage points. The increase in company margin was primarily driven by a reduction in payroll and benefits and occupancy costs, which were partially offset by higher product costs and the previously mentioned temporary restaurant closure in Las Vegas. In the second quarter of 2013, this high volume restaurant generated pre-tax operating income of $0.8 million on sales of $2.1 million.

Total general and administrative expenses of $14.1 million and depreciation and amortization expense of $5.3 million were both flat to the prior year. Net operating gains, losses and other charges, which include restructuring charges, exit costs, impairment charges and gains or losses on the sale of assets, decreased $1.4 million in the quarter. Interest expense improved $0.3 million to $2.3 million as a result of lower interest rates under the Company’s refinanced credit facility. In the second quarter, the provision for income taxes was $4.7 million, reflecting an effective tax rate of 36.4%. Due to the use of net operating loss and tax credit carryforwards, the Company paid $0.8 million in cash taxes during the second quarter.

Denny's second quarter net income of $8.3 million, or $0.09 per diluted share, increased 33.5% compared to prior year quarter net income of $6.2 million, or $0.07 per diluted share. Adjusted net income* of $8.3 million grew 9.2% compared to prior year quarter adjusted net income* of $7.6 million. Adjusted Net Income per Share* of $0.09 increased 15.7% compared with the prior year quarter Adjusted Net Income per Share* of $0.08.

Denny’s generated $11.6 million of Free Cash Flow* in the second quarter, after spending $6.7 million on capital expenditures, primarily to remodel 17 company restaurants. During the quarter, the Company repurchased 2.3 million shares for $14.9 million. As of June 25, 2014, the Company had repurchased 19.4 million shares since initiating its share repurchase strategy in November 2010. At the end of the second quarter, the Company had 5.6 million authorized shares remaining to be purchased. Denny’s ended the second quarter with $179.9 million of total debt outstanding, including $105.0 million of borrowings under the revolving line of credit and $56.3 million of term loan debt outstanding.

Business Outlook

Mark Wolfinger, Executive Vice President, Chief Administrative Officer and Chief Financial Officer, commented, “Our ability to grow profitability and Free Cash Flow* while making investments in our company restaurants through our Heritage remodel program is a testament to our highly franchised business, which provides financial stability and flexibility. Returning value to our shareholders remains a very important part of our strategic plan as evidenced by the 2.3 million shares repurchased in the second quarter of this year. With our momentum growing through the first half of the year, we are well positioned to raise our annual guidance.”

Key considerations impacting the Company’s outlook for 2014 include:

•	2014 will include 53 operating weeks (14 in the fourth quarter) compared to 52 operating weeks in 2013.

•
The highest volume company operated restaurant located on the Las Vegas Strip is closed for reconstruction and expected to reopen in early 2015. In 2013, this restaurant generated $7.9 million of sales and $2.9 million of pre-tax operating income. The new retail development will include a completely reconstructed Denny’s restaurant, funded by the landlord, where Denny's will have a new long-term lease.

Based on year-to-date results and management’s expectations at this time, Denny’s is updating the Company's financial guidance for full year 2014. The Company is increasing expectations for Adjusted EBITDA* and Free Cash Flow* in addition to updating expectations for other selected components.

Component	Full Year 2014 Guidance
	Previous**	Current
Domestic Franchise Same-Store Sales	1.0% to 2.0%	No Change
Company Same-Store Sales	2.0% to 3.0%	2.5% to 3.5%
New Restaurant Openings	45 - 50 (All Franchised)	40 - 45 (All Franchised)
Net Restaurant Growth	5 - 15	No Change
Total General and Administrative Expenses (includes Share-Based Compensation)	$57M to $59M	$56M to $58M
Adjusted EBITDA*	$77M to $79M	$78M to $80M
Cash Capital Expenditures	$20M to $22M	No Change
Depreciation and Amortization Expense	$20.5M to $21.5M	No Change
Interest Expense, net	$9.0M to $9.5M	No Change
Effective Income Tax Rate (Cash Taxes)	34% to 38% ($3.5M to $4.5M)	No Change
Free Cash Flow*	$44M to $47M	$45M to $48M

*	Please refer to the historical reconciliation of Net Income to Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Free Cash Flow included in the following tables.

**	As announced in First Quarter 2014 Earnings Release on April 28, 2014.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the second quarter ended June 25, 2014 on its quarterly investor conference call today, Monday, July 28, 2014 at 4:30 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

About Denny’s

Denny's is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. Denny’s currently has 1,693 franchised, licensed, and company restaurants around the world with combined sales of $2.5 billion including 1,591 restaurants in the United States and 102 restaurants in Canada, Costa Rica, Mexico, Honduras, Guam, Curaçao, Puerto Rico, Dominican Republic, El Salvador, Chile and New Zealand. As of June 25, 2014, 1,533 of Denny’s restaurants were franchised and 160 restaurants were company operated. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives; advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2013 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Liz DiTrapano, ICR
646-277-1226

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	6/25/2014	12/25/2013
Assets
Current assets
Cash and cash equivalents	$1,221	$2,943
Receivables	13,998	17,321
Current deferred tax asset	22,385	23,264
Other current assets	7,840	10,298
Total current assets	45,444	53,826
Property, net	108,280	105,620
Goodwill	31,451	31,451
Intangible assets, net	47,093	47,925
Noncurrent deferred tax asset	24,071	28,290
Other noncurrent assets	27,855	28,665
Total assets	$284,194	$295,777

Liabilities
Current liabilities
Current maturities of long-term debt	$3,375	$3,000
Current maturities of capital lease obligations	4,047	4,150
Accounts payable	14,332	14,237
Other current liabilities	45,179	52,698
Total current liabilities	66,933	74,085
Long-term liabilities
Long-term debt, less current maturities	157,875	150,000
Capital lease obligations, less current maturities	14,556	15,923
Other	44,844	47,338
Total long-term liabilities	217,275	213,261
Total liabilities	284,208	287,346

Shareholders' equity
Common stock	1,053	1,050
Paid-in capital	568,939	567,505
Deficit	(456,242)	(470,946)
Accumulated other comprehensive loss, net of tax	(17,438)	(16,842)
Treasury stock	(96,326)	(72,336)
Total shareholders' equity (deficit)	(14)	8,431
Total liabilities and shareholders' equity	$284,194	$295,777

Debt Balances
(In thousands)	6/25/2014	12/25/2013
Credit facility term loan and revolver due 2018	$161,250	$153,000
Capital leases	18,603	20,073
Total debt	$179,853	$173,073

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	6/25/2014	6/26/2013
Revenue:
Company restaurant sales	$81,138	$82,841
Franchise and license revenue	33,476	33,730
Total operating revenue	114,614	116,571
Costs of company restaurant sales	69,647	71,451
Costs of franchise and license revenue	10,633	11,585
General and administrative expenses	14,068	14,085
Depreciation and amortization	5,281	5,352
Operating (gains), losses and other charges, net	40	1,484
Total operating costs and expenses, net	99,669	103,957
Operating income	14,945	12,614
Interest expense, net	2,274	2,548
Other nonoperating (income) expense, net	(332)	1,331
Net income before income taxes	13,003	8,735
Provision for income taxes	4,730	2,537
Net income	$8,273	$6,198

Basic net income per share	$0.10	$0.07
Diluted net income per share	$0.09	$0.07

Basic weighted average shares outstanding	86,781	91,659
Diluted weighted average shares outstanding	88,384	93,665

Comprehensive income	$7,885	$8,793

General and Administrative Expenses	Quarter Ended
(In thousands)	6/25/2014	6/26/2013
Share-based compensation	$1,180	$1,206
Other general and administrative expenses	12,888	12,879
Total general and administrative expenses	$14,068	$14,085

DENNY’S CORPORATION
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Two Quarters Ended
(In thousands, except per share amounts)	6/25/2014	6/26/2013
Revenue:
Company restaurant sales	$160,442	$163,871
Franchise and license revenue	66,092	67,190
Total operating revenue	226,534	231,061
Costs of company restaurant sales	139,822	140,571
Costs of franchise and license revenue	21,330	22,987
General and administrative expenses	28,184	29,244
Depreciation and amortization	10,519	10,576
Operating (gains), losses and other charges, net	462	1,618
Total operating costs and expenses, net	200,317	204,996
Operating income	26,217	26,065
Interest expense, net	4,596	5,348
Other nonoperating (income) expense, net	(432)	1,332
Net income before income taxes	22,053	19,385
Provision for income taxes	7,349	6,106
Net income	$14,704	$13,279

Basic net income per share	$0.17	$0.14
Diluted net income per share	$0.16	$0.14

Basic weighted average shares outstanding	87,792	92,004
Diluted weighted average shares outstanding	89,630	94,081

Comprehensive income	$14,108	$16,128

General and Administrative Expenses	Two Quarters Ended
(In thousands)	6/25/2014	6/26/2013
Share-based compensation	$2,344	$2,381
Other general and administrative expenses	25,840	26,863
Total general and administrative expenses	$28,184	$29,244

DENNY’S CORPORATION
Income, EBITDA, Free Cash Flow, and Net Income Reconciliations
(Unaudited)

Income, EBITDA and Free Cash Flow Reconciliation	Quarter Ended		Two Quarters Ended
(In thousands)	6/25/2014	6/26/2013	6/25/2014	6/26/2013
Net income	$8,273	$6,198	$14,704	$13,279
Provision for income taxes	4,730	2,537	7,349	6,106
Operating (gains), losses and other charges, net	40	1,484	462	1,618
Other nonoperating (income) expense, net	(332)	1,331	(432)	1,332
Share-based compensation	1,180	1,206	2,344	2,381
Adjusted Income Before Taxes (1)	$13,891	$12,756	$24,427	$24,716

Interest expense, net	2,274	2,548	4,596	5,348
Depreciation and amortization	5,281	5,352	10,519	10,576
Cash payments for restructuring charges and exit costs	(385)	(725)	(1,016)	(1,397)
Cash payments for share-based compensation	—	(10)	(1,083)	(900)
Adjusted EBITDA (1)	$21,061	$19,921	$37,443	$38,343

Cash interest expense, net	(2,010)	(2,249)	(4,062)	(4,734)
Cash paid for income taxes, net	(820)	(992)	(1,640)	(1,335)
Cash paid for capital expenditures	(6,669)	(5,538)	(13,526)	(8,544)
Free Cash Flow (1)	$11,562	$11,142	$18,215	$23,730

Net Income Reconciliation	Quarter Ended		Quarter Ended
(In thousands)	6/25/2014	6/26/2013	6/25/2014	6/26/2013
Net income	$8,273	$6,198	$14,704	$13,279
(Gains) losses on sales of assets and other, net	(33)	(33)	(41)	(15)
Impairment charges	28	857	28	857
Loss on debt refinancing	—	1,187	—	1,187
Tax effect (2)	2	(633)	4	(639)
Adjusted Net Income (1)	$8,270	$7,576	$14,695	$14,669

Diluted weighted-average shares outstanding	88,384	93,665	89,630	94,081

Adjusted Net Income Per Share (1)	$0.09	$0.08	$0.16	$0.16

(1)
The Company believes that, in addition to other financial measures, Adjusted Income Before Taxes, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share are appropriate indicators to assist in the evaluation of its operating performance on a period-to-period basis. The Company also uses Adjusted Income, Adjusted EBITDA and Free Cash Flow internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Adjusted EBITDA is also used to evaluate its ability to service debt because the excluded charges do not have an impact on its prospective debt servicing capability and these adjustments are contemplated in its credit facility for the computation of its debt covenant ratios. Free Cash Flow, defined as Adjusted EBITDA less cash portion of interest expense net of interest income, capital expenditures, and cash taxes, is used to evaluate operating effectiveness and decisions regarding the allocation of resources. However, Adjusted Income, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

(2)
Tax adjustments for the three and six months ended June 25, 2014 are calculated using the Company's year-to-date effective tax rate of 33.3%. Tax adjustments for the three and six months ended June 26, 2013 are calculated using the Company's year-to-date effective tax rate of 31.5%.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	6/25/2014		6/26/2013
Company restaurant operations: (1)
Company restaurant sales	$81,138	100.0%	$82,841	100.0%
Costs of company restaurant sales:
Product costs	21,327	26.3%	21,402	25.8%
Payroll and benefits	31,978	39.4%	33,220	40.1%
Occupancy	4,899	6.0%	5,513	6.7%
Other operating costs:
Utilities	3,326	4.1%	3,178	3.8%
Repairs and maintenance	1,473	1.8%	1,524	1.8%
Marketing	2,855	3.5%	3,113	3.8%
Legal settlements	200	0.2%	238	0.3%
Other	3,589	4.4%	3,263	3.9%
Total costs of company restaurant sales	$69,647	85.8%	$71,451	86.3%
Company restaurant operating margin (2)	$11,491	14.2%	$11,390	13.7%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$22,125	66.1%	$21,401	63.5%
Initial fees	332	1.0%	450	1.3%
Occupancy revenue	11,019	32.9%	11,879	35.2%
Total franchise and license revenue	$33,476	100.0%	$33,730	100.0%

Costs of franchise and license revenue:
Occupancy costs	$8,213	24.6%	$8,766	26.0%
Other direct costs	2,420	7.2%	2,819	8.3%
Total costs of franchise and license revenue	$10,633	31.8%	$11,585	34.3%
Franchise operating margin (2)	$22,843	68.2%	$22,145	65.7%

Total operating revenue (4)	$114,614	100.0%	$116,571	100.0%
Total costs of operating revenue (4)	80,280	70.0%	83,036	71.2%
Total operating margin (4)(2)	$34,334	30.0%	$33,535	28.8%

Other operating expenses: (4)(2)
General and administrative expenses	$14,068	12.3%	$14,085	12.1%
Depreciation and amortization	5,281	4.6%	5,352	4.6%
Operating gains, losses and other charges, net	40	0.0%	1,484	1.3%
Total other operating expenses	$19,389	16.9%	$20,921	17.9%

Operating income (4)	$14,945	13.0%	$12,614	10.8%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters Ended
(In thousands)	6/25/2014		6/26/2013
Company restaurant operations: (1)
Company restaurant sales	$160,442	100.0%	$163,871	100.0%
Costs of company restaurant sales:
Product costs	41,910	26.1%	42,548	26.0%
Payroll and benefits	65,077	40.6%	64,766	39.5%
Occupancy	10,027	6.2%	10,741	6.6%
Other operating costs:
Utilities	6,657	4.1%	6,305	3.8%
Repairs and maintenance	2,932	1.8%	2,873	1.8%
Marketing	5,862	3.7%	6,129	3.7%
Legal settlements	254	0.2%	514	0.3%
Other	7,103	4.4%	6,695	4.1%
Total costs of company restaurant sales	$139,822	87.1%	$140,571	85.8%
Company restaurant operating margin (2)	$20,620	12.9%	$23,300	14.2%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$43,606	66.0%	$42,428	63.1%
Initial fees	449	0.7%	730	1.1%
Occupancy revenue	22,037	33.3%	24,032	35.8%
Total franchise and license revenue	$66,092	100.0%	$67,190	100.0%

Costs of franchise and license revenue:
Occupancy costs	$16,481	25.0%	$17,619	26.2%
Other direct costs	4,849	7.3%	5,368	8.0%
Total costs of franchise and license revenue	$21,330	32.3%	$22,987	34.2%
Franchise operating margin (2)	$44,762	67.7%	$44,203	65.8%

Total operating revenue (4)	$226,534	100.0%	$231,061	100.0%
Total costs of operating revenue (4)	161,152	71.1%	163,558	70.8%
Total operating margin (4)(2)	$65,382	28.9%	$67,503	29.2%

Other operating expenses: (4)(2)
General and administrative expenses	$28,184	12.4%	$29,244	12.7%
Depreciation and amortization	10,519	4.6%	10,576	4.6%
Operating gains, losses and other charges, net	462	0.2%	1,618	0.7%
Total other operating expenses	$39,165	17.3%	$41,438	17.9%

Operating income (4)	$26,217	11.6%	$26,065	11.3%

(1)	As a percentage of company restaurant sales
(2)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(3)	As a percentage of franchise and license revenue
(4)	As a percentage of total operating revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Same-Store Sales	Quarter Ended		Two Quarters Ended
(increase / (decrease) vs. prior year)	6/25/2014	6/26/2013	6/25/2014	6/26/2013
Company Restaurants	3.7%	(0.5)%	3.4%	(1.0)%
Domestic Franchised Restaurants	1.7%	0.7%	1.6%	0.1%
Domestic System-wide Restaurants	1.9%	0.6%	1.8%	0.0%
System-wide Restaurants	1.7%	0.6%	1.5%	0.0%

Average Unit Sales	Quarter Ended		Two Quarters Ended
(In thousands)	6/25/2014	6/26/2013	6/25/2014	6/26/2013
Company Restaurants	$511	$505	$1,009	$999
Franchised Restaurants	$366	$359	$722	$708

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units 3/26/14	161	1,535	1,696
Units Opened	—	3	3
Units Closed	(1)	(5)	(6)
Net Change	(1)	(2)	(3)
Ending Units 6/25/14	160	1,533	1,693

Equivalent Units
Second Quarter 2014	159	1,534	1,693
Second Quarter 2013	164	1,525	1,689
	(5)	9	4

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units 12/25/13	163	1,537	1,700
Units Opened	—	7	7
Units Closed	(3)	(11)	(14)
Net Change	(3)	(4)	(7)
Ending Units 6/25/14	160	1,533	1,693

Equivalent Units
Year-to-Date 2014	159	1,535	1,694
Year-to-Date 2013	164	1,525	1,689
	(5)	10	5